EXHIBIT 4

                                                 August 16, 1996



Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio  43016


Gentlemen:

     The undersigned acknowledges that the undersigned may be deemed to be an "affiliate" of PCI Services, Inc., a Delaware corporation ("PCI"), as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Securities and Exchange Commission (the "Commission") and paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 23, 1996 (the "Agreement"), among PCI, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), MEDIQ Incorporated, a Delaware corporation, and Panther Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), Subcorp will be merged with and into PCI (the "Merger"), all of the outstanding shares of capital stock of PCI will be converted into Common Shares, without par value, of Cardinal ("Cardinal Common Shares"), and all unexpired and unexercised options to purchase capital stock of PCI ("PCI Options") will become options to purchase Cardinal Common Shares ("Cardinal Options"). In, or as a result of, the Merger, the undersigned will
(i) receive Cardinal Common Shares in exchange for all of the shares of capital stock of PCI ("PCI Stock") owned by the undersigned immediately prior to the time of the effectiveness of the Merger (the "Effective Time"), and/or
(ii) receive Cardinal Options.

     The undersigned hereby acknowledges and agrees with Cardinal that, within the 30 days prior to the Effective Time, the undersigned will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, any shares of PCI Stock or Cardinal Common Shares or PCI Options beneficially owned by the undersigned, whether owned on the date hereof or hereafter acquired. The undersigned further acknowledges and agrees with Cardinal that the undersigned will not sell, transfer or otherwise dispose of, or direct or cause the sale,


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Cardinal Health, Inc.
August 16, 1996
Page 2

transfer or other disposition of, any Cardinal Common Shares or Cardinal Options (or shares issuable upon exercise thereof) beneficially owned by the undersigned as a result of the Merger or otherwise until after such time as Cardinal shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of Cardinal and PCI for a period of at least 30 days of combined operations of Cardinal and PCI following the Effective Time.

     The undersigned acknowledges that if the undersigned is an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer Cardinal Common Shares and Cardinal Options beneficially owned by the undersigned as a result of the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale, assignment or transfer of such securities of Rule 144 and 145(d) promulgated under the Securities Act.

     The undersigned further acknowledges and agrees with Cardinal that the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the Cardinal Common Shares or Cardinal Options (or shares issuable upon exercise thereof) beneficially owned by the undersigned as a result of the Merger except (a) in compliance with the applicable provisions of Rule 145 or
(b) pursuant to a registration statement under the Securities Act or (c) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Cardinal or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Securities Act; provided, however, that, for so long as the undersigned holds any Cardinal Common Shares as to which the undersigned is subject to the limitations of Rule 145, Cardinal will use its reasonable efforts to file all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder, as the same shall be in effect at the time, so as to satisfy the requirements of paragraph (c) of Rule 144 under the Securities Act that there be available current public information with respect to Cardinal, and to that extent to make


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Cardinal Health, Inc.
August 16, 1996
Page 3

available to the undersigned the exemption afforded by Rule 145 with respect to the sale, transfer or other disposition of the Cardinal Common Shares.

     In the event of a sale or other disposition by the undersigned of Cardinal Common Shares or Cardinal Options pursuant to Rule 145, the undersigned will supply Cardinal with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Cardinal may instruct its transfer agent to withhold the transfer of any Cardinal Common Shares or Cardinal Options disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of Cardinal Common Shares or Cardinal Options sold as indicated in the letter.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Cardinal Common Shares received by the undersigned in the Merger or held by a transferee thereof or upon exercise of a Cardinal Option, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Cardinal from independent counsel reasonably satisfactory to Cardinal to the effect that such legends are no longer required for purposes of the Securities Act. Notwithstanding the foregoing, any such legends will be removed by delivery of substitute certificates upon written request of the undersigned if at the time of making such request the undersigned would otherwise be permitted to dispose of the Cardinal Common Shares represented by such certificates pursuant to Rule 145(d)(2).

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Cardinal Common Shares, PCI Stock, PCI Options and Cardinal Options and (ii) the receipt by Cardinal of this letter agreement is an inducement and a condition to


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Cardinal Health, Inc.
August 16, 1996
Page 4

Cardinal's obligations to consummate the Merger. This letter agreement shall expire and be of no force or effect upon termination of the Agreement prior to the Effective Time.

                                             Very truly yours,

                                             MEDIQ INCORPORATED
                                             /s/ Michael Sandler
                                             ----------------------------------
                                             Michael F. Sandler
                                             Senior Vice President - Finance
                                             and Chief Financial Officer


Accepted and agreed this
27th day of August, 1996


CARDINAL HEALTH, INC.


By: /s/ George H. Bennett, Jr.
    -----------------------------------
    Name: George H. Bennett, Jr.
    Title: Executive Vice President


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                                                                        ANNEX I


                                                ____________ ___, 199__


Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio  43016
Attention:  Corporate Secretary


     On ____________ ___, 199__, the undersigned sold the securities ("Securities") of Cardinal Health, Inc. ("Cardinal") described below in the space provided for that purpose (the "Securities"). The Securities were acquired by the undersigned in connection with the merger of Panther Merger Corp. with and into PCI Services, Inc.

     Based upon the most recent report or statement filed by Cardinal with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

     The undersigned hereby represents to Cardinal that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents to Cardinal that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.
                                                 Very truly yours,


Description of Securities sold:

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